Exhibit 99.1

For more information, contact:

Henry Miller - financial contact	George Thomas - media contact
Tel: 484-582-5445	Tel: 484-582-5635
henry.miller@sungard.com	george.thomas@sungard.com

SunGard Announces First Quarter 2013 Results

Wayne, PA –May 2, 2013 – SunGard, one of the world’s leading software and technology services companies, today reported results for the first quarter ended March 31, 2013. For the first quarter, revenue was $1.0 billion, down 3% year over year. Currency had no material impact on reported revenue for the quarter compared to the prior year. Operating income was $56 million in the quarter, up 7% year over year, driven by a 3% decline in total costs and expenses, and our operating margin was 5.7% for the quarter. Adjusted EBITDA was $236 million, down 3% year over year, and our adjusted EBITDA margin was 23.8%, essentially flat year over year. Adjusted EBITDA is defined in Note 1 attached to this release.

Russ Fradin, president and chief executive officer, commented, “We are focusing on a strategy in all our businesses that invests in product leadership and achieves higher levels of service support and an expanded presence in growth markets. We are making steady progress against these strategies. We are experiencing near-term revenue weakness reflecting the pressures that our clients are facing, particularly in the financial industry. Our fundamentals remain strong and we remain focused on sustainable long term revenue growth and improved performance.”

Financial Systems revenue was $600 million in the first quarter, down 3% year over year (also down 3% adjusting for currency). License fees were $24 million, an increase of $3 million, or 13%, compared to the first quarter of 2012.

Notable deals in the quarter included the following:

•

A leading provider of insurance and financial products and services selected SunGard’s Omni BPO solution and managed services to help improve its record keeping, administration and customer experience.

•	A major provider of financial services to U.S. government personnel and their families renewed SunGard’s Stream Phase3 for securities processing and automation.

•	A global provider of financial business solutions renewed SunGard’s Valdi OMS to help it trade across global markets.

•

One of the world’s largest telecommunications companies selected SunGard’s AvantGard Quantum solution for treasury & cash management to be deployed in a SunGard-hosted environment with managed bank connectivity, SWIFT services and bank account management.

•	One of the world’s top 20 global banks selected SunGard’s iWORKS Prophet Enterprise to support its regional actuarial modelling and modernization efforts.

•	A leading provider of post-trade financial services company selected SunGard’s SGN Short-Term Cash Management solution for money market fund placement.

Availability Services revenue was $345 million in the first quarter, down 3% year over year (also down 3% adjusting for currency).

Notable deals in the quarter included the following:

•	A leading US health insurer selected SunGard for production hosting and managed services, advanced recovery services and technology migration consulting.

•	A regional bank in the US Midwest selected SunGard for Recover2Cloud, colocation, consulting services and the Managed Recovery Program.

•

A leading multi-media advertising firm selected SunGard to provide a Managed Private Cloud solution to ensure the availability of its core applications and scalable computing resources to support its business growth plans.

Public Sector and Education revenue was $50 million in the first quarter, down 1% year over year.

Notable deals in the quarter included the following:

•	One of the largest school districts in Wyoming selected SunGard K-12 Education’s BusinessPLUS to help with financial and human resources management.

•	A city in Texas and a county in Michigan each selected SunGard Public Sector’s ONESolution public safety solution for computer-aided emergency dispatch, and mobile computing.

Financial Position

For the first quarter 2013, the continuing operations of the Company generated $179 million in cash flow from operations, up $109 million year over year, and the Company invested $46 million in capital expenditures. At March 31, 2013, total debt was $6.6 billion and cash was $537 million. The Company’s leverage ratio as defined in its senior secured credit agreement was 4.75x, unchanged from the end of 2012.

During the quarter, the Company took advantage of the favorable debt markets to issue $2.2 billion of new term loans maturing in 2020 to successfully refinance all of the term loans maturing in 2016 and a portion of the term loans maturing in 2017 under its senior secured credit agreement. The Company also replaced its existing $880 million of revolving commitments maturing in 2016 with $850 million of new revolving commitments maturing in 2018. The Company’s financial strength allowed it to also modify certain covenants and other provisions to, among other things, modify (and in the case of the term loan facility, remove) the financial maintenance covenants.

Conference Call & Webcast

SunGard will host a conference call and live web broadcast to discuss first quarter 2013 results today at 9:00 a.m. (Eastern Time). The dial-in number for the conference call is 706-902-1370, and the conference ID number is 51992245. You may also listen to the call at www.investorcalendar.com by clicking on the “audio” icon for SunGard. An audio replay will be available two hours after the call ends through midnight on May 16, 2013. To listen to the replay, please dial 1-855-859-2056 or 404-537-3406 and enter the conference ID number 51992245. A replay will also be available two hours after the call ends through midnight on May 16, 2013 at www.investorcalendar.com.

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard serves approximately 25,000 customers in more than 70 countries and has approximately 17,000 employees. SunGard provides software and processing solutions for financial services, education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue of over $4.0 billion, SunGard is the largest privately held software and services company and was ranked 480 on the Fortune 500 in 2012. For more information, please visit www.sungard.com.

Trademark Information: SunGard, the SunGard logo, AvantGard, iWORKS, iWORKS Prophet, Omni, Phase3, Recover2Cloud, SGN, Stream Phase3, SunGard Stream and Valdi are trademarks or registered trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, financial results and pro forma estimates are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: global economic and market conditions; the condition of the financial services industry, including the effect of any further consolidation among financial services firms; our high degree of debt-related leverage; the effect of war, terrorism, natural disasters or other catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with broker/dealer operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the integration and performance of acquired businesses; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; a material weakness in our internal controls; and unanticipated changes in our income tax provision or the enactment of new tax legislation, issuance of regulations or relevant judicial decisions. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the U.S. Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

(Unaudited)

	Three Months Ended Mar. 31,
	2012	2013
Revenue:
Services	$974	$949
License and resale fees	31	33

Total products and services	1,005	982
Reimbursed expenses	19	13

Total revenue	1,024	995

Costs and expenses:
Cost of sales and direct operating (excluding depreciation)	453	437
Sales, marketing and administration	253	242
Product development and maintenance	94	100
Depreciation and amortization	71	73
Amortization of acquisition-related intangible assets	101	87

Total costs and expenses	972	939

Operating income	52	56
Interest expense and amortization of deferred financing fees	(122)	(108)
Loss on extinguishment of debt	(15)	(5)
Other income	2	1

Loss from continuing operations before income taxes	(83)	(56)
Benefit from income taxes	7	9

Loss from continuing operations	(76)	(47)
Income from discontinued operations, net of tax	311	—

Net Income (loss)	$235	$(47)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

(Unaudited)

	Dec. 31, 2012	Mar. 31, 2013
Assets:
Current:
Cash and cash equivalents	$546	$537
Accounts receivable, net	900	765
Prepaid expenses and other current assets	230	253

Total current assets	1,676	1,555
Property and equipment, net	874	835
Software products, net	411	381
Customer base, net	1,367	1,305
Other assets, net	1,151	1,157
Goodwill	4,539	4,505

Total Assets	$10,018	$9,738

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$63	$441
Accounts payable and accrued expenses	608	539
Deferred revenue	836	842

Total current liabilities	1,507	1,822
Long-term debt	6,599	6,121
Deferred income and other taxes	1,120	1,087
Other long-term liabilities	76	77

Total liabilities	9,302	9,107
Stockholder’s equity	716	631

Total Liabilities and Stockholder’s Equity	$10,018	$9,738

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended Mar. 31,
	2012	2013
Cash flow from operations:
Cash flow from (used in) continuing operations	$70	$179
Cash flow from (used in) discontinued operations	5	—

Cash flow from (used in) operations	75	179

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(6)	(1)
Cash paid for property and equipment and software	(60)	(46)
Other investing activities	3	1

Cash provided by (used in) continuing operations	(63)	(46)
Cash provided by (used in) discontinued operations	1,740	—

Cash provided by (used in) investment activities	1,677	(46)

Financing activities:
Cash received from borrowings, net of fees	(19)	2,174
Cash used to repay debt	(1,225)	(2,302)
Other financing activities	(10)	(6)

Cash provided by (used in) continuing operations	(1,254)	(134)
Cash provided by (used in) discontinued operations	—	—

Cash provided by (used in) financing activities	(1,254)	(134)

Effect of exchange rate changes on cash	7	(8)

Increase (decrease) in cash and cash equivalents	505	(9)
Beginning cash and cash equivalents includes cash of discontinued operations (2012: $6, 2013: $-)	873	546

Ending cash and cash equivalents includes cash of discontinued operations (2012: $-, 2013: $-)	$1,378	$537

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 1. Reconciliation of Income (Loss) from Continuing Operations to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents income (loss) from continuing operations before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior secured credit facilities, as amended, our senior notes and senior subordinated notes. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP). EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to income (loss) from continuing operations, the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. Further information regarding this reconciliation is included in our periodic filings with the U.S. Securities and Exchange Commission.

	Three Months Ended Mar. 31,		Last Twelve Months Ended Mar. 31
(in millions)	2012	2013	2013
Total revenue	$1,024	$995	$4,234

Loss from continuing operations	$(76)	$(47)	$(368)
Interest expense, net	122	108	413
Provision for (benefit from) income taxes	(7)	(9)	(40)
Depreciation and amortization	172	160	660

EBITDA	211	212	665
Goodwill impairment charge	—	—	385
Purchase accounting adjustments	2	2	9
Non-cash charges	11	11	39
Restructuring and other	3	6	67
Acquired EBITDA, net of disposed EBITDA	1	—	2
Loss on extinguishment of debt	15	5	72

Adjusted EBITDA - senior secured credit facilities, senior notes due 2018 and 2020 and senior subordinated notes due 2019	$243	$236	$1,239

Adjusted EBITDA margin	23.7%	23.8%	29.3%

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for goodwill impairment charges, amortization of acquisition-related intangible assets, restructuring and other costs and management fee expense. Adjusted operating income is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. We have included information concerning adjusted operating income because we use this information when evaluating the underlying performance of the Company. While these charges are not of a non-recurring nature, by excluding these charges, in particular when they materially change from period to period, we are able to perform additional analysis of our business which we believe is important in understanding the operating results of the business. We regularly communicate our results, separately identifying these charges, to our board of directors. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended Mar. 31,
(in millions)
GAAP Revenue and Operating Income	2012	2013	change
Total revenue	$1,024	$995	(3%)

Operating income (loss)	$52	$56	7%
Operating income margin	5.1%	5.7%

Reconciliation to Adjusted Operating Income
Amortization of acquisition-related intangible assets	101	87
Restructuring and other costs	3	4
Management fees	2	2

Adjusted operating income	$158	$149	(6%)

Adjusted operating income margin	15.4%	15.0%